                                   AMENDED AND RESTATED TAX ALLOCATION AGREEMENT

         This amendment is entered into as of May 1, 1995 for the purpose of amending and restating the Tax
Allocation Agreement dated November 1, 1987 (as so amended and restated, being referred to herein as this
"Agreement"), by and between Mission First Financial, a California corporation ("Mission Financial"), and its wholly-owned subsidiary, Mission Funding Company, a California corporation ("Funding").

                                                     RECITALS

A.       The Mission Group, a California corporation ("Mission Group"), has entered into a tax allocation agreement with its wholly-owned subsidiary, Mission Financial (the "Group Agreement") providing, among other things, for an equitable allocation between Mission Group and Mission Financial (as well as other wholly-owned subsidiaries of Mission Group) of tax benefits and tax liabilities reflected in or resulting from the filing of combined or consolidated income or franchise tax returns.

B.       Pursuant to the Group Agreement, Mission Financial makes payments to and receives payments from Mission
         Group from time to time reflecting tax liabilities and benefits realized by the corporate group arising from net operating income and losses, net capital gains and losses, and credits against tax, attributable to Mission Financial and its Subsidiaries.

C.       The parties desire to provide for the continued payment by Mission Financial to Funding or from Funding to Mission Financial, as the case may be, of the Separate Tax Benefits or Separate Tax Liabilities of
         Funding and its Subsidiaries, calculated in accordance with the Master Agreement (as such term is defined in the Group Agreement).  Terms used and not defined herein have the meanings given them in the
         Master Agreement or the Group Agreement.

                                                     AGREEMENT

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree that this Agreement is amended in its entirety to read as provided in the heading and recitals hereto, as provided in this paragraph, and as follows:

1.       Tax Liability and Benefit Payments.  For each taxable period to which the Master Agreement is applicable, Mission Financial shall utilize the

         calculation made by SCEcorp under the Master Agreement of the amount of the Separate Tax Liability or Separate
         Tax Benefit (as such terms are defined in the Master Agreement) of Funding and its Subsidiaries.  On
         each date that any payment under the Master Agreement is to be made or received by Mission Group (or would have been made or received if an amount had been owed or receivable), (a) Funding shall pay to
         Mission Financial an amount equal to the Separate Tax Liabilities of Funding and each Subsidiary which is owned directly or indirectly by Funding for such taxable period (without deducting, with respect to any such member, the amount of any Separate Tax Benefit of any other member) and (b) Mission Financial shall pay to Funding an amount equal to the aggregate of the Separate Tax Benefits of Funding and of each Subsidiary which is owned directly or indirectly by Funding (without deducting, with respect to any such member, the amount of any Separate Tax Liability of any other member).  All payments by either of
         Mission Financial or Funding shall be made without setoff, counterclaim or deduction of any kind whatsoever, and whether or not payment is due or has been received from SCEcorp under the Master
         Agreement or from Mission Group under the Group Agreement.  Funding and its Subsidiaries shall provide to SCEcorp on a monthly basis, or upon demand as necessary, all relevant information necessary to calculate federal and state tax liabilities and payments.

2.       Reconciliation of Tax Liability.  Upon receipt of each notice provided for in Section 2 of the Group
         Agreement, relating to reconciliation of quarterly estimated tax payments against the Consolidated
         Returns, Mission Financial shall forthwith determine and notify Funding of the effect, if any, of such reconciliation on the payments made to or received from Funding.  Funding shall pay to Mission Financial any additional tax liability due, or receive payment from Mission Financial for any overpayment, on the same date that Mission Financial makes or receives any payments under Section 2 of the Group Agreement.

3.       Adjustments to Tax Liability.  If any adjustments are made to the income, gains, losses, deductions or credits pertaining to Funding or any Subsidiary which is owned directly or indirectly by Funding, as reported in a Consolidated Return filed by SCEcorp, by reason of the filing of an amended return or claim for refund, or arising out of an audit of such Consolidated Return by the Internal Revenue Service or applicable state agency, then the Separate Tax Liability or the Separate Tax Benefit of Funding or
         such Subsidiary shall be redetermined to give effect to any such adjustment as if it had been made as part of the filed Consolidated Return.  If any interest or penalty is to be paid or interest received as a result of a tax deficiency or refund, such interest or penalty shall be allocated in accordance with the item(s) giving rise to such interest or penalty.  Mission Financial agrees to exercise its contest rights under the Group Agreement on behalf of Funding and the reasonable costs so incurred by Mission Financial shall be allocated upon such basis as is mutually agreed to by Mission Financial and Funding in advance of such contest.  If, as a result of such redetermination, any amounts due to
         Mission Financial or Funding under this Agreement, as the case may be, shall exceed the amounts previously paid to such party, then payment of such excess shall be made by the appropriate party, as the case may be, on the earliest date on which (i) SCEcorp shall pay, or be deemed to have paid, any additional taxes resulting from any such adjustment; (ii) SCEcorp shall receive, or be deemed to have received, a refund of taxes resulting from any such adjustment; or (iii) such adjustment shall become final; any payment between Mission Financial and Funding pursuant to (i) or (ii) above, however, shall not become final until the adjustment with respect to which the redetermination was made becomes final.
         For purposes of this Section 3, an adjustment shall become final at the time of the expiration of the applicable statute of limitations with respect to the taxable period to which such adjustment relates, or, if such adjustment was made pursuant to a decision of a court, at the time such decision shall become final.

4.       Carryovers and Carrybacks.  If, for any taxable period ending on or after December 31, 1986, Funding or any Subsidiary which is owned directly or indirectly by Funding has Net Losses which, under the applicable tax codes may be carried over or carried back to any taxable period in which SCEcorp filed, or reasonably anticipates that it will file, a Consolidated Return which includes Funding, and such Net
         Losses give rise to a reduction in the tax liability of the Consolidated Group that would not have arisen if Funding or such Subsidiary were excluded from the Consolidated Group for any such taxable period,  Mission Financial shall pay to Funding an amount equal to the actual reduction in the tax liability of the Consolidated Group for the taxable period to which such Net Losses may be carried, which is attributable to such carryover or carryback.  Payment of such amount shall be made by Mission
         Financial (i) in the case of a carryover, on or before the later of (a) the 15th day of the third month after the end of the taxable period with respect to which the tax liability of the Consolidated Group was reduced and (b) the date on which such reduction in tax liability is finally determined, which shall be not later than 90 days after the Consolidated Return for such taxable period is filed; and (ii) in the case of a carryback, when the Consolidated Group shall receive, or be deemed to receive, the refund attributable to such carryback.

5.       Priority of Tax Benefits.  Notwithstanding anything to the contrary in this Agreement or the Master
         Agreement, payment by Mission Financial to the subsidiaries of Mission Financial for Separate Tax
         Benefits shall be made first to Funding and then to other subsidiaries of Mission Financial.

6.       Termination.  This Agreement may not be terminated or modified by Mission Financial with respect to any tax year until the obligations secured by the Amended and Restated Security Agreement between Funding and Bank of America National Trust and Savings Association, as Security Representative, as the same may hereafter from time to time be amended, modified, restated or replaced, have been fully paid and discharged and any commitments related thereto have been terminated, including without limitation the obligations and commitments under the Amended and Restated Loan and Credit Agreement among Funding, the
         Banks listed in Schedule I thereto, Barclays Bank PLC as Co-Agent and Fronting Bank, and Bank of America
         National Trust and Savings Association, as Administrative Agent, as the same may hereafter from time to time be amended, modified, restated or replaced.  Any termination shall not relieve any party of any obligation arising under this Agreement with respect to any tax year commencing prior to the giving of such notice.

7.       Successors and Beneficiaries.  This Agreement may not be assigned, pledged, transferred or hypothecated by Funding without the express written consent of Mission Financial.  This Agreement may be assigned to or assumed by any successor in interest of Mission Financial or any person to whom all the common stock of Funding is transferred.  The parties acknowledge that SCEcorp became the parent holding company of
         Edison and Mission Group effective July 1, 1988, at which time SCEcorp entered into the Master Agreement and assumed Edison's obligations to Mission Group under a prior agreement for the allocation of income tax liabilities and benefits, as provided in Section 8.6 of the Master Agreement.  References in this
         Agreement to "SCEcorp" shall be deemed to refer to Edison with respect to periods prior to July 1, 1988.

8.       Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the
         State of California.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their respective officers thereunto duly authorized as of the date first above written

MISSION FIRST FINANCIAL                                      MISSION FUNDING COMPANY

By:  /s/ Thomas R. McDaniel                                  By:  /s/ Lawrence W. Yu